EXHIBIT 23.3

Charles W. Barkley
Attorney at Law

6201 Fairview Road, Suite 200 Charlotte, NC 28210 cwbarkley@gmail.com skype: cbarkley2	(704) 944-4290 (704) 944-4280 (Fax) gopublic2@aol.com

April 30, 2013

ORO Capital Corporation
23 Dassan Island Drive
Plettenburg Bay 6600 South Africa

Re:           ORO Capital Corporation Legal Opinion

Ladies and Gentlemen:

I hereby consent to the use of my opinion of even date herewith in connection with the registration of the Shares and to the reference to me under the heading “Legal Matters” in the Registration Statement and the inclusion of my opinion as an Exhibit to the S-1.

Very truly yours,
/s/ Charles W. Barkley
Charles W. Barkley

CWB/em